UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2011

TIGRENT INC.

(Exact name of registrant as specified in charter)

Colorado	0-27403	84-1475486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 East Cape Coral Parkway, Cape Coral Florida

(Address of principal executive offices)

33904

(Zip code)

(239) 542-0643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Settlement Agreement Relating To Whitney Canada Class Action Litigation

On January 20, 2011, the Company and its subsidiary Whitney Canada Inc. (collectively, the “Tigrent Entities”) entered into a Settlement Agreement which, subject to final Court approval, will settle all claims brought by the plaintiff class against the Tigrent Entities arising in the litigation case pending in the Superior Court for Province of Quebec, District of Hull (Canada), captioned David Brown versus Marc Jemus, Francois Roy, Robert Primeau et al. (originally filed in 2006).  In connection with the settlement, the Tigrent Entities did not admit any liability in the case.  Additional details regarding this litigation matter may be found in the Company’s periodic reports on Form 10-Q and Form 10-K previously filed under the Securities Exchange Act of 1934 subsequent to the initiation of this case.

Pursuant to the terms of the Settlement Agreement, the plaintiff class, including the named plaintiffs and any other class member who does not opt out of the settlement in accordance with procedures applicable to settlements of class action litigation under the Quebec Code of Civil Procedure, have agreed to grant a full general release of all claims they had or could have brought against the Tigrent Entities in the litigation in exchange for aggregate payments of C$250,000 to be deposited into a trust account controlled by the attorneys for the plaintiffs from which the attorneys’ costs will be paid with any balance being available for distribution to members of the plaintiff class who do not opt out of the settlement.  Of the total settlement amount, C$50,000 is to be paid into the trust account within five days of the Settlement Agreement, and the remaining C$200,000 is to be paid into the trust account no later than March 18, 2011.  The class action litigation against the other defendants in the litigation not affiliated with Tigrent remains pending and unsettled.

The settlement and the Settlement Agreement remain subject to approval by the Court.  In addition, if more then seven (7) member of the plaintiff class opt out of the settlement, the Tigrent Entities can terminate the Settlement Agreement in their discretion if they determine that the remaining financial exposure is financially significant to them.  If the Court does not approve the settlement or the Tigrent Entities elect to terminate the Settlement Agreement, then the settlement and the Settlement Agreement will be void and the funds deposited into the trust account will be returned to the Tigrent Entities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 24, 2011	TIGRENT INC.

/s/ Steven C. Barre
Steven C. Barre
Chief Executive Officer